Exhibit 5.1
Law Offices
WILLIAM J. REILLY, ESQ.
401 Broadway, Suite 912
New York, N.Y. 10013
(212) 683-1570
e-mail: WJReilly@msn.com

WILLIAM J. REILLY
ATTORNEY AT LAW
______________

July 18, 2008

InnerLight Holdings, Inc.
867 East 2260 South
Provo, UT 84606

Re:  InnerLight Holdings, Inc.
Registration Statement on Form S-1

To The Board of Directors:

On the date hereof,  InnerLight Holdings, Inc., a Delaware  corporation (the "Company"),  intends to transmit to the Securities and Exchange  Commission (the  "Commission")  a  Registration  Statement on Form S-1 (the  "Registration Statement"),  relating to 3,000,000 shares of the Company's common stock, $ .001 par value per share (the "Common Stock"), including 2,000,000 shares issuable upon exercise of Common Stock Purchase Warrants. This opinion is an exhibit to the Registration Statement.

We have at times acted as general counsel to the Company with respect to certain  corporate  and  securities  matters,  and in such  capacity  we are familiar with the various  corporate and other proceedings taken by or on behalf of the Company in connection  with the proposed  offering as contemplated by the Registration  Statement.

In  connection  with this  opinion,  we have examined and are familiar with   originals  or  copies,   certified,   or  otherwise   identified  to  our satisfaction,  of the Registration  Statement,  the Certificate of Incorporation and Bylaws of the Company,  the records of corporate  proceedings of the Company and such other  statutes,  certificates,  instruments  and such other  documents relating to the Company  and matters of law as we have deemed  necessary  to the issuance  of  this  opinion.  In such examination, we have assumed,  without independent investigation, the genuineness of all signatures, the legal capacity of all  individuals  who  have  executed  any of the  aforesaid  documents,  the authenticity of all documents submitted to us as originals,  the conformity with originals of all documents  submitted to us as copies (and the  authenticity  of the originals of such copies),  and all public records reviewed are accurate and complete.   As  to  factual   matters,   we  have  relied  upon   statements  or representations  of officers and other  representatives  of the Company,  public officials  or others and have not  independently  verified  the  matters  stated therein.  Insofar  as this  opinion  relates to  securities  to be issued in the future,  we have assumed that all  applicable  laws,  rules and  regulations  in effect  at the  time of such  issuance  are the  same as such  laws,  rules  and regulations in effect as of the date hereof.

Based upon an examination and review of such corporate documents and records, certificates and other documents as we have deemed necessary, relevant, or appropriate, we are of the opinion that the shares of Common Stock issued to the selling shareholder, and the shares issuable upon the exercise of Common Stock Purchase Warrants have been, or will, when issued, be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which constitutes a part of the Registration Statement.

Very truly yours,

/s/ William J. Reilly
WILLIAM J. REILLY, ESQ.